                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                                October 1, 1999


                              SAGA SYSTEMS, Inc.
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            (Exact name of Registrant as specified in its Charter)


          Delaware                    001-13609                54-1167173
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(State or other Jurisdiction       (SEC File No.)             (IRS Employer
     of incorporation)                                   Identification Number)


11190 Sunrise Valley Drive, Reston, Virginia            20191
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:    (703) 391-6757
                                                       --------------


                                Not Applicable
         -------------------------------------------------------------
         (Former name or former address, if changed since last Report)
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                              SAGA SYSTEMS, Inc.

                     INFORMATION TO BE INCLUDED IN REPORT
                     ------------------------------------


Item 5.  Other Events
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     SAGA SOFTWARE, Inc., a wholly-owned subsidiary of SAGA SYSTEMS, Inc.
("SAGA"), and its former parent company, Software AG, announced today that a cooperation agreement in force between the two companies since 1997 has been amended to allow, among other things, both companies to expand their respective distribution channels, permitting each company to focus on differing enterprise market segments. Among other things, the new agreement removes certain distribution exclusivity provisions, allowing both companies to sell new products in key geographic territories previously designated to the other. SAGA can now sell its new enterprise integration product suite, Sagavista, as well as SAGA's any future new products worldwide through multiple sales channels. SAGA retains its exclusive right to sell the Software AG product lines Adabas(R), Natural(R) and the Entire(R) product family to its existing customer base, and receives a non-exclusive right to sell future Software AG products. In addition, the agreement calls for SAGA to extend certain minimum royalty guarantees to Software AG in order to continue a long-standing mutually successful relationship. The press release issued October 1, 1999 is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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         (c)  Exhibits
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              Exhibit 99.1  Press release dated October 1, 1999
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                                  SIGNATURES


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              SAGA SYSTEMS, INC.



Date: October 1, 1999         By:  /s/ Katherine E. Butler
                                    -----------------------------------
                                    Katherine E. Butler
                                    Vice President, General Counsel and
                                       Secretary